ADMINISTRATION AGREEMENT

      THIS AGREEMENT is made as of this ___ day of ___________, 2003, by and between BACAP Alternative Multi-Strategy Fund, LLC (the "Fund"), a Delaware limited liability company and BACAP Distributors, LLC, a North Carolina limited liability company (the "Administrator").

      WHEREAS, the Fund is a registered, non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of limited liability company interests ("Interests"); and

      WHEREAS,   the  Fund  has   appointed   the   Administrator   to   provide
administrative and accounting services to the Fund;


      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Administrator hereby agree as follows:

      ARTICLE 1. Retention of the Administrator. The Fund hereby retains the Administrator to furnish the Fund with accounting and administrative services as set forth in this Agreement, and the Administrator hereby accepts such employment. The Administrator shall be deemed to be an independent contractor for all purposes herein.

      ARTICLE 2. Administrative and Accounting Services. The Administrator shall perform or supervise the performance by others of the accounting and administrative services set forth in Schedule A hereto (the "Services"). In performing its duties under this Agreement, the Administrator will act in accordance with the Fund's governing documents and Prospectus as they may be amended (provided copies are delivered to the Administrator). The Administrator shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder and to act in good faith in performing the Services. The Administrator (i) shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Fund and (ii) shall not provide any investment advisory services to the Fund, and shall have no liability related to the foregoing. The Administrator shall provide the Fund with all necessary office space, equipment, personnel, compensation and facilities (including facilities for Interestholders' and Board of Managers' meetings) for providing the Fund with the Services. The Administrator may sub-contract with third parties to perform certain of the services to be performed by the Administrator hereunder; provided, however, that if such a third party has not entered into a written agreement with both the Fund and the Administrator providing for the third party's performance of the services in question, the Administrator shall remain as responsible to the Fund for the acts and omissions of the third party as if the Administrator had itself performed those acts or omissions. In meeting its duties hereunder, the Administrator shall have the general authority to do all acts deemed in the Administrator's reasonable good faith belief to be necessary and proper to perform its obligations under this Agreement.

      ARTICLE 3.  Allocation of Charges and Expenses.

      (A) The Administrator. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also pay all compensation, if any, of officers of the Fund who are affiliated persons of the Administrator or any affiliated company of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Fund retained by the Managers of the Fund to perform services on behalf of the Fund who is not an affiliated person of the Administrator or any affiliated company of the Administrator.

      (B) Fund Expenses. The Fund assumes and shall pay or cause to be paid all expenses of the Fund not otherwise allocated in this Agreement, including, without limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation and tender offer materials and notices to existing Interestholders, all expenses incurred in connection with issuing and redeeming Interests, the costs of pricing services, the costs of custodial services, the cost of initial and ongoing registration of the Interests under Federal and state securities laws, fees and out-of-pocket expenses of Managers who are not affiliated persons of the Administrator or any affiliated company of the Administrator, the costs of Managers' meetings, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of service providers to the Fund. The Fund shall reimburse the Administrator for the reasonable out-of-pocket expenses incurred by the Administrator in the performance of its duties and reasonable copying, postage, telephone, and fax charges.

      ARTICLE 4. Compensation of the Administrator. The Fund shall pay to the Administrator compensation at the annual rate specified in Schedule B to this Agreement until this Agreement is terminated in accordance with Article 6. Such compensation shall be calculated and accrued monthly, and paid to the Administrator monthly, within 30 days of month-end, otherwise the Administrator shall be entitled to charge and/or set-off such amounts against any account of the Fund. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

      ARTICLE 5. Limitation of Liability of the Administrator. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. (As used in this Article 5, the term "Administrator" shall include officers, employees and other agents of the Administrator as well as that entity itself.) Under no circumstances shall the Administrator be liable to the Fund for consequential, indirect or punitive damages.

      The Fund agrees to indemnify, defend and hold harmless the Administrator and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims, costs and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Federal securities laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which the Administrator takes relating to its duties hereunder; provided, however, that neither the Administrator nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by the Administrator's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of the Administrator's activities under this Agreement.

      The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

      The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. If in any case the Fund may be asked to indemnify or hold the Administrator harmless, the Administrator shall promptly advise the Fund of the pertinent facts concerning the situation in question, and the Administrator will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder.

      The Fund shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Fund does not elect to assume the defense of a suit, it will reimburse the Administrator for the fees and expenses of any counsel retained by the Administrator.

      The Administrator may apply to the Fund at any time for instructions and may consult counsel for the Fund or its own counsel and with accountants and other experts, at the Fund's expense, with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

      Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of the Fund until receipt of written notice thereof from the Fund.

      Nothing herein shall make the Administrator liable for the performance or omissions of unaffiliated third parties not under the Administrator's reasonable control such as, by way of example and not limitation, custodians, investment advisers or sub-advisers, postal or delivery services, telecommunications providers and processing and settlement services.

      The Administrator is entitled to rely on the price information provided by the underlying funds into which the Fund invests, brokers and custodians or, if the Fund's valuation committee has determined that an underlying fund should be valued differently than the price or prices provided by the custodians, the price provided by the Fund's valuation committee, in order to calculate the Fund's net asset value (and the value of Interestholders' capital accounts based upon such valuation) and the Administrator shall not be liable for any valuation errors resulting from the use of such information.

      ARTICLE 6. Duration and Termination of this Agreement. This Agreement shall become effective on the date set forth in Schedule B hereto and shall remain in effect for the full duration of the Initial Term, as set forth in Schedule B, and shall continue indefinitely thereafter unless terminated in accordance with the provisions of this Article 6. This Agreement may be terminated only: (a) by either party at the end of the Initial Term on 90 days' prior written notice; (b) by either party upon 90 days' prior written notice after the expiration of the Initial Term; (c) by either party on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least 45 days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (d) effective upon the liquidation of the Fund. For purposes of this paragraph, the term "liquidation" shall mean a transaction in which the assets of the Fund are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the Interestholders in complete liquidation of the interests of such Interestholders in the Fund.

      ARTICLE 7. Activities of the Administrator. The Services are not to be deemed to be exclusive. The Administrator is free to render the Services to others and to have other businesses and interests.

      ARTICLE 8. Confidentiality. The Administrator agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its Interestholders received by the Administrator in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except as reasonably necessary to carry out the terms of this Agreement; provided, however, that Administrator may disclose such information as permitted by law.

      ARTICLE 9. Certain Records. The Administrator shall maintain all records required by applicable law in connection with its duties as specified in this Agreement including, but not limited to, those records set forth in Rules 31a-1 and 31a-2 under the 1940 Act, and such other records as may be customary for the administrator for a registered investment company to maintain. Any records required to be maintained and preserved pursuant to applicable law and regulation which are prepared or maintained by the Administrator on behalf of the Fund shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Fund and promptly will be made available to or surrendered to the Fund on request.

      In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, provided that the Fund is given notice of such exhibition to the extent permitted by law (as determined by the Administrator in its sole discretion) and unless (in cases involving potential exposure only to civil liability) the Fund has agreed to indemnify the Administrator against such liability.

      ARTICLE  10.  Compliance  with  Governmental  Rules and  Regulations.  The
Administrator undertakes to comply with applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator hereunder, including any applicable anti-money laundering laws and regulations.

      ARTICLE 11. Internet Access. Data and information may be made electronically accessible to the Fund and its adviser and/or sub-adviser(s) through Internet access to one or more links provided by the Administrator ("Web Links"). All rights in Web Links (including text and "look and feel" attributes) are owned by the Administrator. Any commercial use of the content or any other aspect of Web Link requires the written permission of the Administrator. Use of the Web Links by the Fund or its agents will be subject to any terms of use set forth on the web site. All Web Links and the information (including text, graphics and functionality) in the Web Links is presented "As Is" and "As Available" without express or implied warranties including, but not limited to, implied warranties of non-infringement, merchantability and fitness for a particular purpose. The Administrator neither warrants that the Web Links will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Links.

      ARTICLE 12. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

      ARTICLE 13. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party.

      ARTICLE 14. Agreement for Sole Benefit of the Administrator and the Fund. This Agreement is for the sole and exclusive benefit of the Administrator and the Fund and will not be deemed to be for the direct or indirect benefit of the clients or customers of the Administrator or the Fund. The clients or customers of the Administrator or the Fund will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Administrator by reason of this Agreement.


      ARTICLE 15. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

      ARTICLE 16. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, federal express (or substantially similar delivery service), postage prepaid, addressed by the party giving notice to the other party at Banc of America Capital Management, Bank of America Plaza, NC1-002-33-31, 101 South Tryon Street, Charlotte, NC 28255, Attention, Chief Administrative Officer and Legal Department.

      ARTICLE 17. Force Majeure. No breach of any obligation of a party to this Agreement will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without gross negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; earthquake or natural disaster, provided that the party relying on this provision must have maintained a commercially reasonable disaster recovery plan which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. A party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; promptly take reasonable steps to mitigate the adverse effects of the cause on the other party; and, when the cause ceases to exist, give prompt notice thereof to the other party.

      ARTICLE 18. Equipment Failures. In the event of equipment failures beyond the Administrator's control, the Administrator, at no additional cost to the Fund, promptly shall take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto, provided that the Administrator has developed and will maintain a commercially reasonable plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available and that such loss or interruption is not caused by the Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

      ARTICLE 19. Definitions of Certain Terms. The term "affiliated person," when used in this Agreement, shall have the meaning specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

      ARTICLE 20. Headings. All Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

      ARTICLE 21. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles therof, and the applicable provisions of applicable Federal law. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of applicable Federal law, the latter shall control.

      ARTICLE 22. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      ARTICLE 23. Binding Agreement. This Agreement, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective successors and assigns.

      ARTICLE 24. Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

By:
   ---------------------------
Name:
Title:



BACAP DISTRIBUTORS, LLC

By:
   ---------------------------
Name:
Title:

                                   SCHEDULE A

 Listing of Registered Hedge Fund Services Provided or Arranged to be Provided
                              by the Administrator

Administrative Services:

1)    Oversight and Supervision
      o Oversight and supervision of the provision of each of the services described below, to the extent the services are not provided directly by the Administrator.

2) Strategic  Planning and Product  Development:
      o     Assist in the development of new product structures.
      o     Discuss marketing strategies and distribution plans.

3)  Coordinate  Preparation  of  Semi-annual  Financial  Statements:
      o     Complete semi-annual  financial statements and file with the SEC via
            EDGAR
      o     Coordinate annual audits of financial statements.
      o     Send financial statements to investors.
      o     Provide certification required by Sarbanes-Oxley.

4) Coordinate Annual Fund Audits: o Liaison with Fund auditors.
      o     Complete all necessary audit assistance schedules.
      o     Coordinate audit timetables.

5)    Legal Support Services:
      o Coordinate with the Fund's counsel on drafting, reviewing and filing registration statements and tender offers, and coordinate printing and delivery of prospectus and tender offers if necessary.
      o     Consult on Fund regulatory issues.
      o     Consult on Fund legal issues.
      o     Consult on anti-money laundering and Patriot Act legislation.
      o Coordinate as necessary the registration or qualification of Interests of the Fund with appropriate state securities authorities.
      o Manage the tender offer process, including coordinating with outside service provider to distribute tender offers, track Interestholder responses and tabulate tender offer results.
      o Assist the Fund in handling and responding to routine regulatory examinations with respect to records retained or services provided by the Administrator, and coordinate with the Fund's legal counsel in responding to any non-routine regulatory matters with respect to such matters.
      o Provide such fund accounting and financial reports in connection with quarterly meetings of the Board of Managers as the Board may reasonably request.

6) Fund Performance Reporting: o Calculate monthly net rates of return.
      o     Provide   comparisons   of   performance   information  to  relevant
            benchmarks as defined by Administrator.
      o Provide performance information to third-party service providers and other-designated third parties as defined by the Administrator.

7) Compliance Monitoring and Regulatory Filings:
      o To the extent that information is available, perform secondary review of Fund compliance with the investment restrictions detailed in the Fund's prospectus and SAI.
      o Assist in the monitoring of the Fund's compliance by providing the Fund with such data and reports as may be agreed to from time to time by the Fund and Administrator.

8)  Income  and  Expense  Reviews:  o Prepare  expense  budgets.
      o     Set expense accruals.
      o     Monitor Fund expense limitations/caps, if necessary.
      o     Approve and authorize payment of expenses.

9)    Partnership Tax Services (U.S. Partnerships):
      o     Coordinate completion of partnership tax return (Form 1065).
      o     Coordinate completion of Form K-1 for individual partners.
      o     Coordinate completion of aggregate tax allocations.
      o     Track book-to-tax differences in the accounting records.
      o     Assist outside tax experts as appropriate.
      o Administrator will sign-off Form K-1 and Form 1065 for fee of $15,000.

10) Subscription  Documents for investments in underlying  funds
      o Complete, to the extent possible, all information in the Fund's subscription documents based upon information provided by the advisor. The completed documents will be sent to the Advisor for final review/approval/sign-off.

Accounting Services:

1)    Oversight and Supervision
      o Oversight and supervision of the provision of each of the services described below, to the extent the services are not provided directly by the Administrator.

2)    Calculate Net Asset Value Per Share:
      o Compute the Fund's Net Asset Value in accordance the Fund's N-2. o Update the monthly market value of investments held by the Fund in accordance with the policies and procedures determined by the Fund's Board of Managers.
      o     Maintain Fund's general ledger.
      o     Review individual security price valutions

3)    Determine and Report Cash Availability to the Investment Manager:
      o     Provide  manager  with  intra-month  hard  copy  cash   availability
            projections.
      o Prepare and complete bank/prime broker reconciliation's, including notifying the appropriate agent of any unusual reconciling items.

4)    Partnership Accounting Record:
      o Allocate investment income to individual Interestholder accounts ratably, in accordance with U.S. Internal Revenue Code. Provide Fund with detail.
      o Allocate realized capital gains/losses to each Interestholder ratably, in accordance with U.S. Internal Revenue Code.
      o Allocate unrealized gains/losses to each Interestholder ratably, in accordance with U.S. Internal Revenue Code.
      o Allocate all special items, including performance related fees and Fund expenses ratably, in accordance with U.S. Internal Revenue Code.

5)    Reconcile and Record All Expense Accruals:
      o Prepare and monitor accruals and notify an officer of the fund for proposed adjustments.
      o Accrue expenses based upon budget either as a percentage of Fund's net assets or specific dollar amounts.
      o     Monitor expense limitations, if applicable.
      o Accrue and calculate amortization of organizational expenses, if applicable.
      o     Accrue and calculate distribution expense, if applicable.

6) Monitor Individual Investments for Cash Dividends, Corporate Actions and Capital Changes (splits, spin-offs, etc), if applicable:
      o Monitor information received from independent pricing agents/administrators and verify were possible.
      o     Interface  with the  custody  agent/prime  broker to monitor  timely collection and postings of corporate actions, dividends, etc.
      o     Provide   mark-to-market   analysis  for  currency   exchange   rate
            fluctuations  on  unsettled   dividends  and  other  cash  corporate
            actions.

7)    Enter All Security Transactions into the Accounting Records:
      o Receive and record all transaction information provided by the investment manager.
      o Verify individual security settlements with the custody agent/prime broker.
      o     Maintain a security ledger of transactions.
      o     Maintain individual tax lots for each security purchase/sale.
      o     Determine realized gains or losses on security trades.

8)    Enter All Investor Transactions into the Accounting Records:
      o     Process all activity identified on the transfer agent's records.
      o     Verify individual settlements with the custody agent/prime broker.
      o Reconcile all outstanding share/Interestholder balances to the transfer agent's records.

9)    Review Custody Agent's/Prime Broker's/Escrow Statements:
      o     Reconcile cash and currency balances.
      o Reconcile all security positions via automated systems. o Reconcile all interest and dividend receivable balances.

10)   Submit  Accounting   Reports  to  the  Investment   Manager/Client
      (additional reports readily available):
      o Portfolio Valuation (listing of individual holdings, cost basis, market value, unrealized appreciation/depreciation and percentage of portfolio).
      o     Net Asset Value Calculation.
      o     Expense Summary.
      o     Income Statement.
      o     Balance Sheet.

Investor Servicing & Transfer Agency (Administrator to arrange for these services to be provided):

1) Oversight and Supervision Oversight and supervision of the provision of each of the services described below.

2)    Processing of Investor Activity:
      o     Process new issues, subscriptions, and redemptions.
      o     Instruct  money  movements  pertaining to investor  transactions.
      o     Interface with the custody agent.
      o     Confirm transactions to Interestholders and/or distributors.
      o Retain correspondence and other information pertaining to the investor register.

3)    Reporting of Investor Activity:
      o Mail or otherwise distribute account statements, notices of meetings and reports to Interestholders of record.
      o Provide fund accountants with reports and other shareholder activity information.

4)    Maintain Fund Investor Records: o Maintain the investor register.
      o     Maintain investor files.
      o Provide liaison with independent auditors for transfer agency inspection.

5)    Regulatory Assistance:
      o     Review   draft   prospectuses/offering    documents   and   investor
            applications  and  provide  advice  and  recommendations   regarding
            compliance issues and operational considerations.

6) Investor Support Services: o Address investor inquiries.
      o Maintain a "script" for the Fund approved by the client for information that may be disseminated to Fund investors upon request.
      o Fulfill and track investor document requests (offering documents, subscription documents, and partnership agreements).
      o Send out partner confirmations as necessary, as well as statement as determined by the Fund.

                                   SCHEDULE B

                                 Fees & Expenses

Administration, Accounting Services and Investor Servicing Fee:

0.25% of the net assets of the Fund calculated as of the last day of each month